UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 14, 2008

W&T Offshore, Inc.

(Exact name of registrant as specified in its charter)

1-32414

(Commission File Number)

Texas	72-1121985
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

Nine Greenway Plaza, Suite 300

Houston, Texas 77046-0908

(Address of Principal Executive Offices)

713.626.8525

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 14, 2008, W&T Offshore, Inc. (the “Company”), entered into an Indemnification and Hold Harmless Agreement (the “Indemnification Agreement”), dated effective as of May 5, 2008, with Samir G. Gibara, a new director of the Company. Mr. Gibara was elected as a director of the Company at its Annual Meeting of Shareholders on May 5, 2008. The Indemnification Agreement is the Company’s standard form of Indemnification and Hold Harmless Agreement, a copy of which was filed as Exhibit 10.8 to the Company’s Registration Statement on Form S-1, filed May 3, 2004.

Generally, the Indemnification Agreement provides that the Company will indemnify the directors of the Company, including payment of expenses, against liabilities incurred in the performance of their duties to the fullest extent permitted by applicable law and the Company’s Articles of Incorporation and Bylaws, as amended.

The summary of the Indemnification Agreement described above is qualified in its entirety by reference to the form of Indemnification and Hold Harmless Agreement previously filed by the Company with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
Exhibit 10.1	Form of Indemnification and Hold Harmless Agreement between W&T Offshore, Inc. and each of its directors. (Incorporated by reference to Exhibit 10.8 of the Company’s Registration Statement on Form S-1, filed May 3, 2004 (File No. 333-115103))

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W&T OFFSHORE, INC. (Registrant)

Dated: May 14, 2008	By:	/S/ JOHN D. GIBBONS
John D. Gibbons Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 10.1	Form of Indemnification and Hold Harmless Agreement between W&T Offshore, Inc. and each of its directors. (Incorporated by reference to Exhibit 10.8 of the Company’s Registration Statement on Form S-1, filed May 3, 2004 (File No. 333-115103))

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